EXHIBIT 99.1
For Immediate Release July 25, 2000	Contact: David C. Thompson 425/771-2182

DATAMARINE INTERNATIONAL INC. SIGNS STAND-STILL AGREEMENT AND CONTINUES NEGOTIATIONS WITH TWO POTENTIAL ACQUIRERS

      Mountlake Terrace, WA - July 25, 2000 - David Thompson, President, Datamarine International Inc. (OTCBB-DMAR) announced today that it is in continuing negotiations with two potential acquirers. Datamarine International, Inc. has entered into a stand-still agreement ("Agreement") with one of those parties (that permits continued negotiations with the second potential acquirer). While subject to several conditions precedent, the Agreement contains terms that, if consummated, would ultimately result in an acquisition of a controlling interest in Datamarine International, Inc. While it may be extended, the Agreement expires on September 11, 2000

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Statements which are not historical in nature are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. This press release contains forward-looking statements relating to future events or the Company's future financial performance that involves risk and uncertainties. These forward-looking statements are only predictions and are not guarantees of future performance. All forward-looking statements included in this document are based on information available to the Company on the date hereof, and the Company assumes no obligation to update any such forward-looking statements. Other potential risks are those identified in the Company's SEC filings.

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